Exhibit 10.5.10

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

WAIVER OF OPERATOR’S LIEN

R E C I T A L S:

WHEREAS, ImPetro Operating, LLC, a Delaware limited liability company (including its successors and assigns, the “Operator”), is or may become the operator of certain oil and gas properties in which Starboard Resources, Inc., a Delaware corporation (the “Owner”), now or hereafter may own or acquire a working interest in those properties described on or to which reference is made in Exhibit A attached hereto and in other properties located in any counties wherein this waiver may from time to time be recorded (collectively, the “Properties”); and

WHEREAS, the Owner is a party to that certain credit agreement of even date herewith (as hereafter amended from time to time, the “Credit Agreement”) by and among the Owner and Independent Bank, a Texas banking association (including its successors and assigns, the “Lender”); and

WHEREAS, the Operator has executed its guaranty in connection with the Credit Agreement (the “Guaranty”); and

WHEREAS, in connection with the Credit Agreement, the Owner is or may become indebted to the Lender, which Lender presently holds or may hold in the future various mortgage liens and security interests on such Properties, including without limitation those liens granted by the Owner (collectively, the “Liens”); and

WHEREAS, the Operator and the Owner are affiliated companies;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees as follows:

1. The Operator hereby releases any operator’s lien, mineral contractors lien, mechanics and materialmen’s lien or any other lien which it may now or in the future hold against the Properties to the extent now owned or hereafter acquired by the Owner regardless of whether such operator’s lien, mineral contractor’s lien, mechanics and materialmen’s lien or other liens are superior or junior to the Liens in favor of the Lender.

2. This waiver is binding not only on the Operator, but on any subsequent operator of the Properties if such subsequent operator is an affiliate of the Owner or the Operator.

3. This waiver shall remain in full force and effect until the Guaranty has been released and all indebtedness of the Owner to the Lender has been satisfied and the Credit Agreement has been terminated.  This waiver may not be terminated except by an instrument executed by the Lender.

4. It shall not be necessary that the Lender execute this waiver or otherwise acknowledge its acceptance hereof, but this waiver shall become effective when executed below and delivered to the Lender.

5. This waiver shall not apply to any interests in the Properties owned by any parties other than the Owner, unless the Owner shall hereafter become the owner of such interests, in which case the release set forth in item 1 of this waiver shall apply to all interests so acquired by the Owner.

6. This waiver has been negotiated, is being executed and delivered, and will be performed in whole or in part, in the State of Texas.  This waiver, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted and enforced pursuant to the laws of the State of Texas (and the applicable federal laws of the United States of America) without giving effect to its choice of law principles, except to the extent the laws of any jurisdiction where Properties are located require application of such laws with respect to such Properties.

7. The Operator hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or Texas state court sitting in Dallas, Dallas County, Texas in any action or proceeding arising out of or relating to this waiver and the Operator hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and the Operator hereby specifically consents to the jurisdiction of the State District Courts of Dallas County, Texas and the United States District Court for the Northern District of Texas, Dallas Division.  Nothing herein shall limit the right of the Lender to bring proceedings against the Operator in the courts of any other jurisdiction.  Any judicial proceeding by the Operator against the Lender or any affiliate of the Lender involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this waiver shall be brought only in the State District Courts of Dallas County, Texas, or in the United States District Court for the Northern District of Texas, Dallas Division.

 [Signature page follows]

IN WITNESS WHEREOF, this waiver is executed as of June 27, 2013.

ImPetro Operating, LLC

By:
Name: Michael J. Pawelek
Title: Chief Executive Officer

ACKNOWLEDGMENT

STATE OF TEXAS                                      §
§
COUNTY OF DALLAS                               §

This instrument was acknowledged before me on June ___, 2013, by Michael J. Pawelek, Chief Executive Officer of ImPetro Operating, LLC, a Delaware limited liability company, on behalf of said company.

Before me, ____________________________, a Notary Public, on this day personally Michael J. Pawelek, Chief Executive Officer of ImPetro Operating, LLC, a Delaware limited liability company, on behalf of said company,

☐	known to me
☐	proved to me on the oath of ______________________________
☐	proved to me through Texas Driver License No. ___________expiring _______
☐	proved to me through ___________________________________________

to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this ____ day of June, A.D., 2013.

(Personalized Seal)	Notary Public in and for the State of Texas
Address of Notary Public:

Exhibit A

Properties

API #	Lease	Well - Operator	Field	County	State

35-083-23931	Stringfellow Unit #1	Impetro Operating LLC	Kurten	Brazos	TX
35-083-23940	Graeco #1	Impetro Operating LLC	Bastrop	Bastrop	TX
42-021-31572	Kimberly #1	Impetro Operating LLC	Giddings	Lee	TX
42-051-33022	Rubach, Lydia #1H	Impetro Operating LLC	Giddings	Burleson	TX
42-287-30934	Fred Becker #1H	Impetro Operating LLC	Giddings	Lee	TX
42-287-31616	Koehler #2H	Impetro Operating LLC	Giddings	Lee	TX
42-287-32176	Becker-Oltmann Unit #1	Impetro Operating LLC	Giddings	Lee	TX
42-287-32456	Durrenberger #1	Impetro Operating LLC	Giddings	Lee	TX
	Harmon 35-2	Impetro Operating LLC	----	Kingfisher	OK